Central Valley Community Bancorp Reports Earnings Results for the Nine Months and Third Quarter Ended September 30, 2008

FRESNO, CA -- 10/16/2008 -- The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $3,834,000, or $0.61 per diluted share, for the nine-month period ended September 30, 2008, compared to $4,647,000, or $0.73 per diluted share for the same period of 2007.

Annualized return on average equity for the first three quarters of 2008 was 9.36%, compared to 12.15% for the same period in 2007. This comparison is reflective of a decrease in net income and an increase in capital from retained earnings. Annualized return on average assets was 1.01% for the nine months ended September 30, 2008, compared to 1.30% for the same period in 2007.

The Company's asset quality continues to be a comparative strength. Although non-accrual loans at September 30, 2008 increased to $1,419,000, they represent only 0.40% of total loans. This compares to $179,000 or 0.05% of total loans at December 31, 2007 and $11,000 or 0.003% at September 30, 2007. The Company expects the loss exposure on these loans to be minimal due to government guarantees and strong collateral position. During the first nine months of 2008, the Company recorded $259,000 in net loan charge-offs, a decrease of $80,000 from the $339,000 for the same period in 2007. The Company had no Other Real Estate Owned at September 30, 2008, December 31, 2007 or September 30, 2007.

The Company is not involved in any sub-prime mortgage lending activities and our investment portfolio does not include any preferred stock or debt securities issued by companies currently identified as troubled or any mortgage obligations collaterized by sub-prime mortgage loans. During the first nine months of 2008, the Company recorded a $905,000 provision for credit losses, compared to $360,000 for the same period in 2007. The increase in 2008 is principally due to our assessment of the overall adequacy of the allowance for credit losses and the increase in the level of outstanding loans. The allowance for credit losses as a percentage of total loans was 1.28% at September 30, 2008, 1.14% at December 31, 2007 and 1.13% at September 30, 2007.

The Company's annualized net interest margin (fully tax equivalent basis) was 5.21% for the nine months ended September 30, 2008, compared to 5.72% for the same period in 2007. The decrease in margin is a reflection of the 325 basis points reduction in interest rates by the Federal Reserve Bank since September 2007, coupled with competition for deposits that continues to challenge the Company along with most other financial institutions. For the nine months ended September 30, 2008, the effective yield on total earning assets decreased 85 basis points to 6.73% compared to 7.58% for the same period in 2007, while the cost of total interest bearing liabilities decreased only 63 basis points to 2.22% compared to 2.85% for the same period in 2007. The cost of total deposits decreased 42 basis points to 1.48% compared to 1.90% for the same period in 2007. Net interest income for the nine months ended September 30, 2008 was $17,598,000, compared to $18,284,000 for the same period in 2007, a decrease of $686,000 or 3.75%.

Total average assets for the nine months ended September 30, 2008 were $503,847,000, compared to $476,852,000 for the same period in 2007, an increase of 5.66%. Total average loans were $348,872,000 for the first three quarters of 2008, compared to $329,694,000 for the same period in 2007, representing a 5.82% increase. Total average investments increased to $97,702,000 for the first three quarters of 2008 from $93,764,000 for the same period in 2007, representing a 4.20% increase. Total average deposits decreased 1.50% to $411,207,000 for the nine months ended September 30, 2008, compared to $417,486,000 for the same period in 2007. The decrease in average deposits consists of an $8,375,000 decrease in average non-interest bearing deposits, partially offset by a $2,096,000 increase in average interest bearing deposits. The Company's ratio of average non-interest bearing deposits to total deposits continued to be above industry averages at 30.9% for the first three quarters of 2008.

Non-interest income for the nine months ended September 30, 2008 increased $544,000, or 16.24% to $3,894,000, compared to $3,350,000 for the same period in 2007, mainly due to a $409,000 increase in income from customer service charges and an $82,000 increase in other income. Non-interest expense for the nine months ended September 30, 2008 increased $597,000, or 4.17% compared to the same period in 2007, primarily due to a $388,000 increase in salary and benefit expenses attributable to an increase in the number of employees and ordinary increases in salaries and benefits. Non-interest expenses of $40,000 related to the Herndon and Fowler office relocation in Clovis from an in-store location to a new expanded traditional branch location were included in the nine-month period ended September 30, 2008.

In May 2008, the Company entered into a definitive merger agreement to acquire Service 1st Bancorp and has filed the required regulatory applications with federal and state banking regulators and a securities registration statement with the Securities and Exchange Commission. The Company has received all regulatory and shareholder approvals and, subject to satisfying the closing conditions, expects to complete the merger on or about November 12, 2008. The Company recorded merger-related expenses of $35,000 during the nine months ended September 30, 2008 in non-interest expense.

Quarter Ended September 30, 2008

For the quarter ended September 30, 2008, the Company reported unaudited consolidated net income of $1,214,000, or $0.19 per diluted share, compared to $1,576,000, or $0.25 per diluted share, for the same period in 2007, and $1,315,000, or $0.21 per diluted share, for the quarter ended June 30, 2008.

Annualized return on average equity for the third quarter of 2008 was 8.82%, compared to 12.21% for the same period of 2007. This decrease is reflective of a decrease in net income and an increase in capital from retained earnings. Annualized return on average assets was 0.93% for the third quarter of 2008 compared to 1.33% for the same period in 2007.

In comparing third quarter 2008 to third quarter 2007, average total loans increased $14,692,000, or 4.35%. During the third quarter of 2008, the Company recorded a $635,000 provision for credit losses, compared to $120,000 for the same period in 2007. The increase in 2008 is principally due to our assessment of the overall adequacy of the allowance for credit losses and the increase in the level of outstanding loans. During the third quarter of 2008, the Company recorded $178,000 in net loan charge-offs compared to $33,000 for the same period in 2007.

Average total deposits for the third quarter of 2008 increased 0.72% to $420,096,000 compared to $417,108,000 for the same period of 2007.

The Company's net interest margin (fully tax equivalent basis) decreased 61 basis points to 5.19% for the three months ended September 30, 2008, from 5.80% for the three months ended September 30, 2007. Net interest income decreased 2.63% to $6,023,000 for the third quarter of 2008, compared to $6,186,000 for the same period in 2007. The decreases in net interest margin and in net interest income reflect the impact of the 325 basis point decline in interest rates by the Federal Reserve Bank since September 2007.

Non-interest income increased $307,000 to $1,382,000 for the third quarter of 2008 compared to $1,075,000 for the same period in 2007, driven primarily by an increase in customer service charges of $120,000 to $827,000 in the third quarter of 2008 compared to $707,000 for the 2007 period and an increase in net gains on sales of investment securities of $99,000 to $156,000 in the third quarter of 2008 compared to $57,000 for the same period in 2007. Non-interest expense increased $120,000, or 2.47% for the same periods mainly due to increases in salary and occupancy expenses.

"Central Valley Community Bank continues to exceed the highest tier level of the capital requirements established by the banking regulators, and continues to have relatively low levels of non-performing loans and charge-offs compared to our peers. During the third quarter we were able to grow the levels of our deposits, loans and total assets," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

"We have seen tremendous turbulence in the global financial markets along with recent unprecedented actions by the US Congress, US Treasury and the Federal Reserve Bank to stabilize these markets. While Central Valley Community Bank's loan portfolio has faired well due to past underwriting, diversification of types of loans, and the overall strength of our borrowers; we have increased the provision for credit losses in this quarter due to the continuing uncertainty in our economy as well as some stress to our borrowers related to economic events. This addition to the provision for credit losses along with the significant drop in rates from the previous year due to the Federal Reserve Bank cutting rates 325 basis points are the most significant contributors to the decrease in the current quarter and year to date earnings. We continue to believe our strong capital position, the quality of our balance sheet, and our liquidity position, help keep our bank well positioned to serve our customers and our communities and weather the current economic cycle," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates twelve offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and a loan production office in Modesto, California. In May 2008, Central Valley Community Bancorp entered into a definitive merger agreement to acquire Service 1st Bancorp with three banking offices in Tracy, Stockton and Lodi, California which is expected to be completed during November of 2008. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                   September 30, December 31, September 30,
(In thousands, except share amounts)    2008          2007        2007
                                     -----------  ------------ ------------
ASSETS
Cash and due from banks              $    19,461  $     17,108 $     16,579
Federal funds sold                        23,759        14,536       11,285
                                     -----------  ------------ ------------
Total cash and cash equivalents           43,220        31,644       27,864
Interest bearing deposits in other
 banks                                         -             -          118
Investment securities:
   Available-for-sale, at fair value
    (amortized cost of $94,388 at
    September 30, 2008, $84,139 at
    December 31, 2007 and $85,080 at
    September 30, 2007)                   90,533        84,373       85,225
   Held-to-maturity, at amortized
    cost                                   7,453             -            -
Loans, less allowance for credit
 losses of $4,533 at September 30,
 2008, $3,887 at December 31, 2007
 and $3,830 at September 30, 2007        349,345       337,241      333,907
Bank premises and equipment, net           5,940         5,767        5,940
Bank owned life insurance                  6,911         6,723        6,315
Federal Home Loan Bank stock               2,110         2,022        1,996
Goodwill                                   8,934         8,934        8,934
Accrued interest receivable,
 intangibles and other assets             10,190         6,981        7,203
                                     -----------  ------------ ------------

      Total assets                   $   524,636  $    483,685 $    477,502
                                     ===========  ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Non-interest bearing              $   126,063  $    128,120 $    132,262
   Interest bearing                      296,123       274,442      275,814
                                     -----------  ------------ ------------
      Total deposits                     422,186       402,562      408,076

Short-term borrowings                     19,900        20,000       10,313
Long-term debt                            19,000             -            -
Accrued interest payable and other
 liabilities                               8,444         6,929        6,403
                                     -----------  ------------ ------------
      Total liabilities                  469,530       429,491      424,792
                                     -----------  ------------ ------------

Shareholders' equity:
   Preferred stock, no par value:
    10,000,000 shares authorized, no
    shares issued or outstanding               -             -            -
   Common stock, no par value;
    80,000,000 shares authorized;
    6,019,319 outstanding at
    September 30, 2008, 5,975,316 at
    December 31, 2007, and 5,999,591
    at September 30, 2007                 14,016        13,571       12,683
   Retained earnings                      43,403        40,483       39,940
   Accumulated other comprehensive
    income (loss), net of tax             (2,313)          140           87
                                     -----------  ------------ ------------
      Total shareholders' equity          55,106        54,194       52,710
                                     -----------  ------------ ------------

Total liabilities and shareholders'
 equity                              $   524,636  $    483,685 $    477,502
                                     ===========  ============ ============

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                September 30, September 30,
          For the nine months ended                 2008          2007
                                                ------------- -------------
(In thousands except per share amounts)
Net interest income                             $      17,598 $      18,284

Provision for credit losses                               905           360
                                                ------------- -------------

   Net interest income after provision for
    credit losses                                      16,693        17,924

Total non-interest income                               3,894         3,350

Total non-interest expense                             14,922        14,325

Provision for income taxes                              1,831         2,302
                                                ------------- -------------

   NET INCOME                                   $       3,834 $       4,647
                                                ============= =============

Basic earnings per share                        $        0.64 $        0.78
                                                ============= =============
Diluted earnings per share                      $        0.61 $        0.73
                                                ============= =============

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

For the three        September  June 30, March 31, December 31,  September
 months ended        30, 2008     2008     2008       2007       30, 2007
                   ------------ -------- -------- ------------ ------------
(In thousands
 except per share
 amounts)

Net interest income $     6,023 $  5,726 $  5,849 $      6,224 $      6,186
Provision for
 credit losses              635      135      135          120          120
                   ------------ -------- -------- ------------ ------------
  Net interest
   income after
   provision for
   credit losses          5,388    5,591    5,714        6,104        6,066
Total non-interest
 income                   1,382    1,274    1,238        1,168        1,075
Total non-interest
 expense                  4,984    4,966    4,972        4,774        4,864
Provision for
 income taxes               572      584      675          865          701
                   ------------ -------- -------- ------------ ------------
Net income         $      1,214 $  1,315 $  1,305 $      1,633 $      1,576
                   ============ ======== ======== ============ ============

Basic earnings per
 share             $       0.20 $   0.22 $   0.22 $       0.27 $       0.26
                   ============ ======== ======== ============ ============
Diluted earnings
 per share         $       0.19 $   0.21 $   0.21 $       0.26 $       0.25
                   ============ ======== ======== ============ ============

                     CENTRAL VALLEY COMMUNITY BANCORP
                              SELECTED RATIOS
                                (Unaudited)

For the three       September   June 30,  March 31, December 31,  September
 months ended        30, 2008     2008      2008       2007       30, 2007
(Dollars in
 thousands)

Allowance for credit
 losses to total
 loans                   1.28%     1.16%     1.14%        1.14%       1.13%
Nonperforming loans
 to total loans          0.40%     0.10%     0.03%        0.05%          -
Total nonperforming
 assets            $    1,419  $    366  $    109  $       179  $       11

Net interest margin
 (calculated on a
 fully tax equivalent
 basis) (1)              5.19%     5.04%     5.40%        5.81%       5.80%

Return on average
 assets (2)              0.93%     1.04%     1.08%        1.36%       1.33%
Return on average
 equity (2)              8.82%     9.71%     9.55%       12.10%      12.21%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income.

Contact: Debbie Nalchajian-Cohen
559-222-1322